UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2006
RADYNE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11685	11-2569467

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3138 E. Elwood Street, Phoenix AZ	85034

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	602-437-9620

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On August 28, 2006, Radyne Corporation (the “Company”) announced that, effective August 31, 2006, Robert C. Fitting (“Mr. Fitting”), the Company’s Chief Executive Officer resigned as the Company’s Chief Executive Officer and that the Company’s Board of Directors appointed Carl Myron Wagner (“Mr. Wagner”) as the Company’s new Chief Executive Officer. Mr. Fitting will remain a member of the Company’s Board of Directors.
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective August 31, 2006, Mr. Fitting resigned as the Chief Executive Officer of the Company and the Company’s Board of Directors appointed Mr. Wagner as the Company’s new Chief Executive Officer. Mr. Fitting will continue to serve as a member of the Company’s Board of Directors.
     Mr. Wagner, age 51, has served as the Company’s President and Chief Operating Officer since January 30, 2006. Prior to joining the Company, Mr. Wagner served as Vice President and Director of Engineering for the Space and National Systems Division of General Dynamics Corporation from April 2004 until January 2006. Prior to joining General Dynamics Corporation, Mr. Wagner served as the Vice President and General Manager of Motorola Inc.’s Instant Communications Strategic Business Unit. Previously, Mr. Wagner was responsible for the development of cellular interoperability, fixed wireless, and broadband satellite systems at Motorola.
     Mr. Wagner ’s Employment Agreement with the Company was effective January 30, 2006 (the “Effective Date”), and was filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 17, 2006, which is incorporated by reference into this item. The Employment Agreement has an initial term that commenced on January 30, 2006 and ends on January 30, 2009. Under the terms of the Employment Agreement, as a result of Mr. Wagner’s appointment as Chief Executive Officer, the Company increased his annual base salary to $350,000 and granted him an additional 10,000 shares of restricted common stock of the Company. The Company will reimburse Mr. Wagner for any tax liability incurred resulting from the grant of the 10,000 shares of restricted common stock of the Company. The Employment Agreement further provides that, on the anniversary of Mr. Wagner’s appointment as Chief Executive Officer, the Company will grant Mr. Wagner an additional 10,000 shares of restricted common stock of the Company. These shares of restricted common stock will vest in two equal installments, five thousand (5,000) shares immediately on the date of grant and five thousand (5,000) shares on the anniversary of the date of grant for the next year, provided that Mr. Wagner remains employed with the Company on those dates. Additionally, on the Effective Date of the Employment Agreement, Mr. Wagner received a grant of options to acquire seventy-five thousand (75,000) shares of the Company’s common stock, with a per share exercise price equal to the fair market value of the per share price of the common stock on the date of grant as defined in the plan under which the options are granted. The options will vest and become fully exercisable in three equal annual installments, immediately upon the date of grant and on each anniversary of the date of grant for the next two years, provided that Mr. Wagner remains employed with the Company on those dates. Finally, as a result of Mr. Wagner’s appointment as Chief Executive Officer, the Employment Agreement entitles Mr. Wagner specified bonuses based on the Company’s ability to meet targeted financial performance objectives for the relevant fiscal year, as determined by the Company’s Board of Directors.
     If Mr. Wagner voluntarily terminates his employment with the Company for Good Reason (as defined in the Agreement), or if the Company terminates Mr. Wagner without Cause (as defined in the Agreement), then: (i) the Company will be obligated to pay Mr. Wagner an amount equal to his salary for the lesser of the remaining term or one (1) year from the date of termination or resignation; (ii) the Company will be obligated to pay any bonus due Mr. Wagner, for the year of termination, within 30 days of the date of determination of the bonus; (iii) the Company will reimburse Mr. Wagner for COBRA premiums for the period of time that the Company is required to offer him COBRA coverage as a matter of law, but in no event more than eighteen (18) months; and (iv) any options granted to Mr. Wagner, to the extent unvested, will accelerate and become fully vested and exercisable, and remain in effect as provided in the applicable plan or agreement, and the restrictions on any restricted stock will be deemed to have lapsed.
     If Mr. Wagner’s employment is terminated as a result of his death or Disability (as defined in the Agreement), then the Company will be obligated to pay to Mr. Wagner, his family, his heirs or personal representative: (i) Mr. Wagner’s then current salary through the date of termination; (ii) a pro-rated amount of Mr. Wagner’s bonus for the year, payable within 30 days of the date of the determination thereof; (iii) Mr. Wagner’s COBRA premiums for the period of time that the Company is required to offer him COBRA coverage as a matter of law, but in no event more than eighteen (18) months; (iv) a lump sum equal to one (1) year’s base salary, payable within thirty (30) days of Mr. Wagner’s death or from the event that his Disability is determined; and (v) an amount equal to one (1) year’s base salary, paid over such period in installments in accordance with the Company’s normal pay policies from the date of the event that caused Mr. Wagner’s death or from the event that his Disability is determined. However, the amounts due under items (iv) and (v) above will be reduced by any benefit that is paid to Mr. Wagner or his family under the Company’s Accidental Death and Disability policies. Options and restricted stock will be dealt with in accordance with the applicable plan and agreements governing the options and restricted stock.
     If Mr. Wagner resigns without Good Reason, or if the Company discharges him for Cause, then the Company will be obligated to pay Mr. Wagner’s base salary through the date of termination. No bonus will be payable. Any options granted to Mr. Wagner will terminate as provided in the applicable plan or agreement, and any unvested restricted stock would be returned to the Company at no cost to it.
     In the event of a Change of Control (as defined in the Agreement), Mr. Wagner will be entitled to the following: (i) immediately prior to the effective date of a Change of Control, all stock options granted to Mr. Wagner and not otherwise vested will vest and become exercisable by him for a minimum of ninety (90) days (or, if longer, the term of the options thereof) and all restrictions on any restricted stock will be deemed to have lapsed; (ii) following termination, for the period that the Company is required to offer COBRA coverage as a matter of law, but in no event more than eighteen (18) months, the Company will pay for COBRA benefits for Mr. Wagner; and (iii) the Company will pay Mr. Wagner an amount equal to two (2) times his then base salary from the Company, payable, at the Company’s election, in either a lump sum within three (3) months from the date of termination following the Change of Control or in twelve (12) equal monthly installments commencing one (1) month from the date of such termination.
     Other than the above described Employment Agreement and related employment related benefits, there is no arrangement or understanding between Mr. Wagner and any other persons regarding his appointment as Chief Executive Officer.
     A copy of the Company’s press release dated August 28, 2006, announcing the appointment of Mr. Wagner and the resignation of Mr. Fitting is attached hereto as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement by and between the Company and Mr. Wagner effective January 30, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on January 17, 2006).

99.1	Press Release dated August 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADYNE CORPORATION
/s/ Malcolm C. Persen
Malcolm C. Persen
Vice President and Chief Financial Officer

Date            August 31, 2006

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Employment Agreement by and between the Company and Mr. Wagner effective January 30, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on January 17, 2006).

*99.1	Press Release dated August 28, 2006.

*	Filed herewith.